Exhibit 5.2

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073

December 22, 2022

IT Tech Packaging, Inc.

Science Park, Juli Road

Xushui District, Baoding City

Hebei Province

The People’s Republic of China 072550

Re: IT Tech Packaging, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to IT Tech Packaging, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), as filed by the Company with the Securities and Exchange Commission (the “Commission”). The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Registration Statement, including the Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, covers the offering and issuance by the Company of the following:

●	shares of common stock, $0.001 par value per share (the “Common Stock”);

●	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company (an “Indenture”);

●	warrants to purchase Common Stock or Debt Securities (“Warrants”);

●	subscription rights to purchase Common Stock (“Rights”); and

●	units comprised of one or more shares of Common Stock, Debt Securities, Warrants, or Rights (“Units,” and, collectively with the Common Stock, Debt Securities, Warrants, and Rights, the (“Securities”).

December 22, 2022 Page 2

The Securities being registered for sale by the Company are for a maximum aggregate offering price of $100,000,000. The Securities may be offered and sold from time-to-time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Prospectus included in the Registration Statement will be supplements by one or more Prospectus Supplements.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) Articles of Incorporation of the Company filed with the Nevada Secretary of State on December 9, 2005, as amended by (i) a Certificate of Amendment filed with the Nevada Secretary of State on December 10, 2007, (ii) a Certificate of Amendment filed with the Nevada Secretary of State on September 1, 2010, (iii) Articles of Merger as filed with the Nevada Secretary of State on July 30, 2018, and (iv) a Certificate of Change Pursuant to NRS 78.209 as filed with the Nevada Secretary of State on July 7, 2022 (collectively, the “Articles of Incorporation”); (c) Amended and Restated Bylaws of the Company, adopted on November 1, 2021; and (d) forms of agreements, resolutions of the Board of Directors of the Company or duly authorized committees thereof (the “Board”), and such other matters as relevant related to the issuance and the registration of the Securities under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have relied upon oral and written statements of representatives and officers of the Company and the certifications, representations, and warranties made with respect to such statements and in the documents we have reviewed.

In our examination, we have assumed: (a) the legal capacity of all natural persons executing the documents; (b) the genuineness of all signatures on the documents; (c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies; and (d) that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Common Stock to be sold by the Company, including any Common Stock duly issued upon the exchange or conversion of any duly issued debt securities, including the Debt Securities offered and issued under the Registration Statement or the exercise of any warrants or rights, including any Warrants or Rights offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation if uncertificated) against payment therefor as set forth in the Registration Statement, Prospectus, or a Prospectus Supplement, will be validly issued, fully paid, and non-assessable.

December 22, 2022 Page 3

In rendering the forgoing opinions, we have assumed that: (a) the Registration Statement and any amendments thereto shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (b) a Prospectus Supplement describing each class of Securities offered pursuant to the Registration Statement will be timely filed with the Commission; (c) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions (each, a “Board Action”) duly adopted by the Board, the Company’s Articles of Incorporation, and applicable law; (d) the Company will issue and deliver the Securities identified in any applicable Prospectus Supplement in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting or placement agreement; (e) the total number of shares of Common Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Articles of Incorporation; (f) the Board Action authorizing the Company to offer, issue, and sell the Securities will have been adopted by the Board and will be in full force and effect at the time the Securities are offered and sold by the Company; and (g) all Securities will have been issued in compliance with federal and state securities law.

The opinions expressed above are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.